Exhibit 10.11

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

PROVIDER AGREEMENT

This Provider Agreement (“Agreement”) is entered into between Wayfair LLC (“Wayfair”), a Delaware limited liability company, and Katapult Group, Inc. (“Provider”), a Delaware corporation. Wayfair and Provider are referred to herein collectively as “Parties” and individually as a “Party.”

RECITALS

WHEREAS, Wayfair and Provider, formerly known as Cognical, Inc. d/b/a Zibby previously entered into that certain “Zibby Retailer Agreement” on or about September 18, 2018, and further entered into that certain First Amendment, dated on or about February 27, 2019;

WHEREAS, Wayfair maintains relationships with multiple providers of financing and/or lease-to-own services for Wayfair Customers and desires to standardize the terms of its relationships with such providers;

WHEREAS, Wayfair and Provider desire to enter into this Agreement whereby Provider will continue to offer the Services to Wayfair Customers involving the financing or lease-purchase of certain products, goods and/or services available from Wayfair (“Products”); and

WHEREAS, Wayfair will offer functionality on its websites (the “Wayfair Portal”) to facilitate applications and/or Requests by Wayfair Customers for Provider’s Services, as described herein;

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, Wayfair and Provider agree as follows:

AGREEMENT

Section 1. The Financing and/or Lease-to-Own Services.

(a) Responsibility of the Parties. Wayfair and Provider acknowledge that, except as otherwise provided in the Agreement and in the Wayfair Financing Program Guidelines, the Program and Services are the sole responsibility of Provider and further acknowledge that Provider shall, except to the extent set forth in Schedule 1, have control over the Program and Services, including (without limitation) the ability in its sole discretion to establish underwriting and approval criteria, to determine and control the provision of any necessary disclosures in the Customer-Facing Materials, set the pricing and other terms offered to Wayfair Customers, and to manage and service the obligations of Wayfair Customers resulting from the Services. For the avoidance of doubt, Provider shall be responsible for providing any required disclosures to Wayfair Customers in connection with the Services as a part of the Customer-Facing Materials or otherwise pursuant to applicable law or by any regulatory body having regulatory jurisdiction over the Services, and Wayfair agrees to facilitate the provision of such disclosures through the Wayfair Portal and otherwise.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

(b) Provider Responsibility and Standard of Care. In connection with the Services, Provider shall use (and cause any agent and service provider to use) only commercially reasonable practices that are consistent with customary and usual industry practice for offering, originating, servicing, and collections pertaining to services similar to the Services offered by Provider.

(c) Non-Discrimination in Terms for Wayfair Customers. All terms offered by Provider to Wayfair Customers at any specific time, including without limitation, any pricing terms, fees, charges, or similar pricing terms, shall be no less favorable than the terms that Provider offers to other Wayfair Customers of similar creditworthiness for comparable Services. Provider’s policies and procedures for the origination, underwriting, servicing, and collections pertaining to the Services shall be no less favorable to Wayfair Customers than the policies and procedures used for other Wayfair Customers of similar creditworthiness for comparable Services. Notwithstanding the foregoing, Wayfair understands and agrees that Provider may offer different terms to customers of other retailers or merchants (including customers who may also be, have been, or become Wayfair Customers), and that the offering of such different terms is not prohibited by this provision. Wayfair also agrees that it shall not be a breach of this provision for Provider to engage in discrete beta-testing of different lease terms, from time-to-time, provided that Provider gives Wayfair at least ten (10) days prior notice of any such beta-test and Wayfair provides no reasonable basis to object within said ten (10) day period.

(d) Wayfair Efforts to Promote the Services. Wayfair agrees to make the Services available on Wayfair websites and/or through the Wayfair Portal, and to otherwise make the Services available to Wayfair Customers. Notwithstanding the foregoing, Wayfair is under no obligation to engage in any efforts to promote the Services to Wayfair Customers.

Section 2. Non-Exclusive Relationship. Provider acknowledges that its relationship with Wayfair is not exclusive and that Wayfair has existing relationships with other providers of lease-to-own and/or financing services and Provider further acknowledges that Wayfair may enter into new relationships with additional third parties offering such services.

Section 3. Customer-Facing Materials.

(a) Wayfair Created Material Specific to the Services. Wayfair may propose Customer-Facing Material relating specifically to the Services, which Wayfair shall submit to Provider at least five (5) business days before Wayfair intends to use such material for Provider’s review and approval, not to be unreasonably withheld. If Provider does not affirmatively approve or object to the proposed material within five (5) business days, then Provider will be deemed to have approved the proposed Customer-Facing Material. Wayfair may reuse previously approved Customer-Facing Material without seeking renewed consent; provided that such material remains either unchanged, the changes would not reasonably be expected to be material (including, as nonexclusive examples, updating dates within the material, changing imagery, and making typographical and other non-substantive language changes), and/or the Provider has not revoked such approval.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

(b) Wayfair Created Material Not Specific to the Services. Wayfair may propose Customer-Facing Material that involves, but is not specific to, the Services (for example, Customer-Facing Material for the Wayfair Portal), in which case Wayfair shall provide the proposed Customer-Facing Material to Provider at least five (5) business days before Wayfair intends to use such material. Except for language specifically mentioning Provider or Provider’s specific Services (which shall be treated as if it were material; subject to subsection (a) above), Provider’s consent is not required to implement such Customer-Facing Material but Wayfair agrees to consider in good faith any comments from Provider and Wayfair further agrees that Provider may object to the proposed Customer-Facing Material, in which case Provider’s Services will be excluded from the Wayfair operations described in the proposed Customer-Facing Material at issue. Wayfair may reuse previously presented Customer-Facing Material that involves, but is not specific to, the Services without providing such material to Provider for review; provided that such material remains either unchanged or the changes would not reasonably be expected to be material (including, as non-exclusive examples, updating dates within the material, changing imagery, and making typographical and other non-substantive language changes).

(c) Provider Created Material. Provider shall provide copies of any Customer-Facing Material for the Services (for example, disclosures and agreements for Wayfair Customers) to Wayfair at least five (5) business days before Provider intends to use such material. If the proposed Customer-Facing Material refers to Wayfair, uses a Wayfair mark, or refers to one or more specific Products offered by Wayfair, then Provider shall not implement the proposed material without Wayfair’s approval, not to be unreasonably withheld. If Wayfair does not affirmatively approve or object to the proposed material within five (5) business days, then Wayfair will be deemed to have approved the proposed Customer-Facing Material. For all other Customer-Facing Material proposed by Provider, Wayfair’s approval is not required, but Provider shall consider any comments provided by Wayfair in good faith.

(d) Standards for Customer-Facing Material. Each Party shall ensure that any Customer-Facing Material that it proposes complies with applicable law, contains no deceptive, unfair, or unsubstantiated representations, and does not infringe upon the intellectual property rights of any third party.

Section 4. Provider Program Guidelines; Wayfair Financing Program Guidelines.

(a) Conflict with the Agreement. To the extent any term(s) of the Agreement, on the one hand, specifically conflicts with any term(s) of the Provider Program Guidelines or the Wayfair Financing Program Guidelines, on the other hand, then the Agreement shall control. To the extent any term(s) of the Wayfair Financing Program Guidelines, on the one hand, specifically conflicts with any term(s) of any Provider Program Guidelines, on the other hand, then the Wayfair Financing Program Guidelines shall control.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

(b) Standards for the Provider Program Guidelines and the Wayfair Financing Program Guidelines. Provider Program Guidelines and the Wayfair Financing Program Guidelines shall be limited to operational or implementation details with respect to the Services that a reasonable person would not expect to be addressed in the Agreement and that are not material to the commercial terms set forth in the Agreement. All Provider Program Guidelines issued to Wayfair and the Wayfair Financing Program Guidelines issued to Provider shall be commercially reasonable, appropriate for the recipient’s existing business operations, and not unreasonably burdensome. Provider and Wayfair agree and acknowledge that the Wayfair Financing Program Guidelines and Provider Program Guidelines dated on or about the date hereof and provided to each other comply with the requirements of this Section.

(c) Notice of and Effective Date for Guidelines. To the extent otherwise consistent with the Agreement, new or revised Provider Program Guidelines and the Wayfair Financing Program Guidelines shall become effective either (i) one (1) month after receipt thereof; or (ii) on an alternate date to which the Parties mutually agree in their reasonable discretion based on the facts and circumstances resulting in the new or revised Provider Program Guidelines or Wayfair Financing Program Guidelines, as applicable. Notwithstanding the foregoing, the Wayfair Financing Program Guidelines dated on or about the date hereof and delivered to Provider and any Provider Program Guidelines dated on or about the date hereof and delivered to Wayfair, shall become effective upon such mutually-agreeable date and time not to exceed thirty (30) days after the execution of the Agreement. Notwithstanding the foregoing, Wayfair and Provider agree that where the Wayfair Financing Program Guidelines call for specific information that does not exist as to Provider, including FICO reporting, Provider shall not be required to provide such information but instead may provide such other similar information (e.g., risk scoring) to Wayfair as may exist. Further notwithstanding, Wayfair and Provider agree that the following requirements of the Wayfair Financing Program Guidelines will become effective on such date as the parties may mutually agree: (1) Application Approval Turnaround Time; and (2) Capture, Void, Refund, Turnaround Time.

Section 5. Chargebacks. Wayfair will not bear any financial losses or other risks associated with any customer obligation arising from the Services. Notwithstanding the foregoing, Provider may only charge back or otherwise seek to recoup amounts paid to Wayfair using the Services to the extent that one of the following circumstances are present:

(a) Information provided in a Request by a Wayfair Customer was materially false or misleading and Wayfair had actual knowledge that such information was materially false or misleading;

(b) Wayfair has breached this Agreement in a manner that actually prevents Provider from collecting a payment under an obligation arising from the Services;

(c) A transaction is disputed and Wayfair cannot provide a copy of the underlying transaction receipt within thirty (30) days after Provider requests such receipt;

(d) There is fraud or willful misconduct perpetrated by Wayfair’s employees, agents or other third parties acting on behalf of or for the benefit of Wayfair; or

(e) The Product(s) subject to the transaction using the Services have not been delivered or provided to the Wayfair Customer in accordance with the delivery terms agreed to by the Wayfair Customer.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

To the extent that Provider believes that it has a right to a chargeback, Provider shall send to Wayfair notice of the purported chargeback along with a detailed statement of the grounds for a chargeback, including any details as outlined in the Wayfair Financing Program Guidelines. Within thirty (30) days of receipt of such notice, Wayfair shall either challenge the purported chargeback and provide the details supporting such objection, and if it does not so challenge and provide said supporting details, Wayfair agrees to pay the amount of such chargeback to Provider.

Section 6. Customer Data; Privacy; and Data Security.

(a) Wayfair Data. Provider acknowledges that all NPI of, and all other information regarding, Wayfair Customers relating to or arising from Products offered by Wayfair, Wayfair Customer interaction with a Wayfair website, Wayfair personnel, or the Wayfair Portal (collectively, “Wayfair Data”), as between Wayfair and Provider, is owned by Wayfair.

(b) Provider Data. Wayfair acknowledges that all NPI of, and all other information regarding, Wayfair Customers specific to the Services, including (without limitation) information related to a Request and information regarding the origination, servicing, and collections pertaining to the Services, as well as information relating to Customer interaction with any portal to service or otherwise administer leases (“Provider’s Portal”) located on Provider’s systems or websites (collectively, “Provider Data”), as between Wayfair and Provider, is owned by Provider.

(c) Co-Extensive Information. Notwithstanding anything to the contrary set forth herein, the Parties acknowledge that the same or similar information may be contained in the Wayfair Data and the Provider Data, and that each such set of data will therefore be considered “Co-Extensive Information” owned by the Parties and subject to the specific provisions applicable to such data hereunder.

(d) The Parties’ Use and Sharing of NPI. Each Party shall not share or use NPI except as otherwise permitted by applicable law, any applicable privacy policy, or in the case of NPI that is owned by the other Party as described herein, as may be expressly approved by that owning Party in writing.

(e) Requirements Regarding Wayfair Data. To the extent that Provider has any Wayfair Data that is not Co-Extensive Information, Provider is prohibited from (i) selling any such Wayfair Data, and/or (ii) retaining, using, or disclosing such Wayfair Data for any purpose, including, without limitation, marketing, other than for the purposes expressly contemplated by the Agreement. For the avoidance of doubt, the prohibition in the immediately foregoing sentence shall apply notwithstanding any anonymization or aggregation of Wayfair Data. [***]. For the avoidance of doubt, in no event shall Provider be permitted to engage in any marketing campaigns directed at Wayfair Customers, including, without limitation, “open to buy” campaigns, without first obtaining Wayfair’s approval; however, neither this restriction nor any other terms in this Agreement shall restrict in any way Provider’s right to market or communicate with any customer who was, is, or becomes a customer of Katapult unrelated to Wayfair or this Agreement. Provider also agrees to comply with deletion and access requests submitted by Wayfair pursuant to applicable law, including, without limitation, the California Consumer Privacy Act of 2018.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

(f) Information Security. Provider and Wayfair will reasonably protect, safeguard and securely maintain the confidentiality and integrity of Program NPI they each store or that is in their respective possession or control, and that is stored by or in the possession or control of their affiliates. Each Party shall maintain a reasonable information security program for Program NPI that includes appropriate administrative, technical and physical safeguards for such NPI. Each Party shall provide the other with any information within ten (10) business days after request therefor regarding the other’s information security program reasonably necessary to assess the adequacy thereof.

(g) Data Security Breaches. Each Party shall notify the other Party promptly, and in any event within three (3) days (except in instances where notice is prohibited by applicable law or a governmental authority requests that notice be withheld or delayed) of any identified unauthorized access or use of any Program NPI by a third party (a “Data Breach”) that reasonably could be expected to have a material and adverse effect on the Program or the other Party, and take such actions as are commercially reasonable or necessary to assess the nature and scope of such Data Breach and to mitigate the effects on such Data Breach.

Section 7. Confidential Information. Neither Party shall use the other Party’s Confidential Information (as defined below) for any purpose whatsoever outside of the scope of this Agreement, nor shall either party disclose such Confidential Information to any third party without the prior written consent of the other Party, except as otherwise provided in this Agreement. Each Party further shall take reasonable precautions to prevent any unauthorized disclosure of the other’s Confidential Information. It is understood that each Party’s Confidential Information shall remain the sole property of such Party. In the event that either Party becomes legally compelled (by law, rule, regulation, subpoena, or similar court process) to disclose any Confidential Information, such Party may do so but will use its best efforts to maintain the confidentiality of the Confidential Information, shall only disclose those portions of the Confidential Information that are required to be disclosed, and shall notify the other Party of such required disclosure in order to give such other Party the opportunity to seek a protective order. As used in this Agreement, “Confidential Information” means any proprietary information, technical data, trade secrets or know-how, including but not limited to research, product plans, products, services, customers, customer lists, markets, software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances or other business information disclosed by either Party either directly or indirectly in writing, orally or by drawings or inspection of parts or equipment, but excludes any such information that: (a) was lawfully in a Party’s possession before receiving it from the other Party; (b) is provided in good faith to one Party by a third party without, to such Party’s knowledge, breaching any rights of the other Party; (c) is or becomes generally available to the public other than through a violation of this Agreement; (d) was or is independently developed without use of or reference to the Confidential Information; or (e) is Program NPI.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

Section 8. Press Releases and Public Announcements. Neither Party shall issue any press release or public statement of any kind with respect to this Agreement without the prior written consent of the other Party.

Section 9. Intellectual Property. Notwithstanding anything herein to the contrary, Provider hereby grants to Wayfair (and its affiliates) a royalty-free license to post and display Provider’s name and trademarks in the Wayfair Portal, on Wayfair’s website(s), and in any Customer-Facing Materials, and in communications with Wayfair Customers in connection with the Program and Services offered to Wayfair Customers, and Provider has approved such proposed use to the extent required pursuant to Section 3 hereof. Further, Wayfair grants to Provider (and its affiliates) a royalty-free license to post and display Wayfair’s name and trademark (1) in Provider’s Portal to the extent necessary to service or otherwise administer a Wayfair Customer’s lease, (2) in Customer-Facing Materials, (3) on Provider’s website(s) with the prior written consent of Wayfair, (4) in communications with Wayfair Customers in connection with the Program and Services to the extent necessary to service or otherwise administer a Wayfair Customer’s lease, and (5) in communications with non-Wayfair Customers about the Program with prior consent of Wayfair. Any license(s) granted pursuant to this provision shall terminate when the Agreement terminates.

Section 10. Compliance with Law. Each Party shall be and remain in substantial compliance with all applicable laws in connection with all conduct relating to or arising from the Agreement, including without limitation, in connection with offering, promoting, originating, and collecting the Services and in connection with the marketing and sale of Products.

Section 11. Indemnification.

(a) Indemnification by Provider. Provider agrees to indemnify Wayfair and its affiliates, and their respective directors, officers, employees, service providers, and agents against all Losses incurred by them arising out of or relating to (i) any infringement by Services of any third party’s intellectual property rights, (ii) any unauthorized release, exposure, or disclosure of Wayfair Data or Program NPI to the extent caused by any act or omission of Provider or arising out of a breach of Provider’s networks or systems, (iii) any breach or alleged breach by Provider of any provision of the Agreement or of any applicable law, including, without limitation, with respect to Customer-Facing Material prepared or approved by Provider; (iv) Provider’s willful misconduct or gross negligence; and (v) any instructions or directives that Provider gives to Wayfair in connection with the Program (including, without limitation, any Provider Program Guidelines); provided that Provider shall not be liable for any Loss relating to or arising from any action or inaction by Provider based on instructions or directives from Wayfair (including, without limitation, any within Wayfair Financing Program Guidelines).

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

(b) Indemnification by Wayfair. Wayfair agrees to indemnify Provider and its affiliates, and their respective directors, officers, employees, service providers, and agents against all Losses incurred by them arising out of or relating to (i) any infringement by Wayfair Portal of any third party’s intellectual property rights, (ii) any unauthorized release, exposure, or disclosure of Provider Data or Program NPI to the extent caused by any act or omission of Wayfair or arising out of a breach of Wayfair’s networks or systems; (iii) Wayfair’s willful misconduct or gross negligence; (iv) any breach or alleged breach by Wayfair of any provision of the Agreement or of any applicable law, including, without limitation, with respect to Customer-Facing Material prepared by Wayfair; and (v) any instructions or directives that Wayfair gives Provider (including, without limitation, any Wayfair Financing Program Guidelines); provided that Wayfair shall not be liable for any Loss relating to or arising from (1) any approved Customer-Facing Materials prepared by Provider; or (2) any action or inaction by Wayfair based on instructions or directives from Provider (including, without limitation, any Provider Program Guidelines).

(c) Indemnification Procedures.

(i) Notice. Upon becoming aware and determining in its good faith judgment that a matter together with certain related circumstances (other than a Third-Party Claim) are more likely than not to give rise to a right of indemnification, the party claiming the right to indemnification (the “Indemnified Party”) will promptly notify the other party (the “Indemnifying Party”). The failure by the Indemnified Party to give prompt notice of any such matter and determination will not limit the liability of the Indemnifying Party except to the extent the Indemnifying Party is actually prejudiced by such failure as indicated by the loss of substantive defenses or similar adverse effects on the defense of the related claim.

(ii) Notice of Third-Party Claims. If any Third-Party Claim is made or commenced against an Indemnified Party, the Indemnified Party will promptly notify the Indemnifying Party upon making a determination that such claim may give rise to a right of indemnification under the Agreement and the Indemnifying Party will be entitled to (i) assume the control and defense of such Third-Party Claim (at the Indemnifying Party’s expense) by giving written notice to the Indemnified Party not later than twenty (20) days after the delivery of the applicable notice from the Indemnified Party, and (ii) select the counsel for the defense of such Third-Party Claim. After notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense thereof, the Indemnifying Party will not be liable to the Indemnified Party for any attorneys’ fees or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof.

(iii) Defense of and Counsel for Third-Party Claims. The Indemnifying Party will promptly notify the Indemnified Party if the Indemnifying Party desires not to assume, or participate in the defense of, any such Third-Party Claim. Otherwise, the Indemnifying Party will institute and maintain any such defense diligently and reasonably and will keep the Indemnified Party reasonably advised of the status thereof. The Indemnified Party will have the right to employ its own counsel if the Indemnifying Party elects to assume such defense, but the fees and expenses of such counsel will be at the Indemnified Party’s expense. Upon written notice to the Indemnified Party, the Indemnifying Party will have the right to compromise and settle any Third-Party Claim on behalf of the Indemnified Party absent the written consent of the Indemnified Party if the Indemnifying Party: (i) obtains a full release of all Third-Party Claims against the Indemnified Party; (ii) includes within the settlement agreement or release a statement to the effect that the Indemnified Party admits no liability; and (iii) does not agree to a settlement which provides for any nonmonetary relief.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

Section 12. Limitation of Liability. IN NO EVENT WILL A PARTY TO THIS AGREEMENT BE LIABLE TO THE OTHER PARTY (OR ANY WAYFAIR INDEMNIFIED PARTY AND PROVIDER INDEMNIFIED PARTY, AS THE CASE MAY BE) FOR ANY PUNITIVE, EXEMPLARY, CONSEQUENTIAL (INCLUDING LOSS OF PROFITS), INCIDENTAL, INDIRECT OR SPECIAL DAMAGES, WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE AND STRICT LIABILITY) OR ANY OTHER LEGAL OR EQUITABLE PRINCIPLES, REGARDLESS OF WHETHER SUCH PARTY KNEW OR SHOULD HAVE KNOWN OF THE POSSIBILITY OF SUCH DAMAGES. NOTWITHSTANDING THE FOREGOING, THE LIMITATIONS OF LIABILITY SET FORTH IN THIS SECTION WILL NOT APPLY TO LIMIT LOSSES IN CONNECTION WITH FRAUD OR WILLFUL MISCONDUCT BY A PARTY (OR ITS AFFILIATES OR REPRESENTATIVES).

Section 13. Term and Termination. The Agreement shall commence on the Effective Date, and shall continue in effect for successive twenty-four (24) month terms until terminated by a Party. Either Party may for no reason or any reason at all terminate the Agreement by providing the other Party with written notice of termination at least sixty (60) days before the date of such termination. A Party also may terminate the Agreement immediately upon written notice to the other Party if: (a) the other Party is in substantial breach of the Agreement or (b) any incident has occurred or circumstance exists with respect to the other Party that is reasonably likely to have a material adverse financial, regulatory or reputational impact on the terminating Party. The Parties shall not have any other termination rights.

Section 14. Other Terms.

(a) Relationship of the Parties. Wayfair and Provider are each independent contractors with regard to the Agreement and all actions and services performed under the Agreement. Nothing contained in the Agreement will be construed to constitute Wayfair and Provider as partners, joint venturers, principal and agent, or employer and employee.

(b) No Third-Party Beneficiaries. The Agreement is binding upon and inures solely to the benefit of the Parties and their respective successors and permitted assigns, and no third party has any rights hereunder.

(c) Assignment. Neither Party may transfer, pledge or hypothecate this Agreement or any right, interest or participation herein without the prior written consent of the other Party (such consent not to be unreasonably withheld), except an assignment of any of a Party’s rights and obligations hereunder to an affiliate (provided that such Party remains responsible for all obligations performed by such affiliate) or an assignment pursuant to the merger or acquisition of a Party with or by another entity.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

(d) Entire Agreement; Amendments. This Agreement (including any attachments or exhibits thereto) contain the entire agreement of the Parties and supersedes all other prior understandings and agreements, whether written or oral, with respect to the subject matter of the Agreement, including, without limitation, that certain Zibby Retailer Agreement dated as of September 18, 2018, by and between Wayfair and Cognical, Inc. (d/b/a Zibby) (“Provider’s Predecessor”), as amended by that certain First Amendment to Zibby Retailer Agreement dated as of February 27, 2019. No amendment to the Agreement will be effective unless it is made in writing and signed by the parties, except as otherwise provided in this Agreement.

(e) Waivers. A Party’s failure or delay in enforcing any of the provisions of the Agreement or in requiring performance of the provisions hereof will not be construed as a waiver of, or preclude the exercise of, any of the provisions of the Agreement. No waiver will be effective unless it is in writing and signed by the waiving party, and no waiver of a breach of any provision of the Agreement will operate as a waiver of any other provision or any subsequent breach of the same provision.

(f) Survival. Termination of the Agreement shall not act to modify the rights and obligations of either Party relating to any matter arising before termination of the Agreement. Notwithstanding anything contained herein to the contrary, Sections 6, 7, 11, 12, and 14(c), (e), and (j) of this Agreement shall survive any termination or expiration of this Agreement. Any other provision of this Agreement or related Schedule which contemplates performance or observance subsequent to any termination or expiration of this Agreement shall survive expiration or termination of this Agreement.

(g) Service Providers. Each party may use affiliates, third-party service providers, or agents (“Service Providers”) to perform its obligations under the Agreement on the condition that the applicable Party remains liable for the proper performance of its obligations under the Agreement and for any failure of any such Service Providers to comply with the Agreement. In addition, Provider covenants and agrees that to the extent that it uses any such Service Providers, all of Provider’s obligations so performed shall be performed on a private-label basis, i.e., in the name of Provider, to the fullest extent permitted by applicable law.

(h) Counterparts; Electronic Delivery. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Executed counterparts of this Agreement may be delivered by electronic or facsimile transmission.

(i) Further Assurances. The Parties will reasonably cooperate and provide such assistance to each other and will from time to time execute and deliver all such documents and things as such other Party may reasonably request with respect to the establishment and operation of the Program.

(j) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. All disputes shall be instituted and prosecuted exclusively in the courts of the State and County of New York notwithstanding that other courts may have jurisdiction over the parties and the subject matter. EACH PARTY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING BETWEEN THE PARTIES ARISING OUT OF OR RELATED TO THE AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

Section 15. Defined Terms.

(a) “Customer-Facing Materials” means all material, including without limitation, website material, emails, written correspondence, push notifications, and text messages, directed to Wayfair Customers by Provider or Wayfair involving the Services or the Program.

(b) “Effective Date” means the first date on which both Parties have executed this Agreement.

(c) “Losses” means losses, liabilities, costs, and expenses (including reasonable attorneys’ fees and expenses, court costs and fees, costs of investigation and other reasonable outof-pocket costs,, interest and penalties), settlements, equitable relief, judgments, fines, damages, claims (including counter and cross-claims, and allegations whether or not proven) demands, offsets, defenses, actions, or proceedings.

(d) “Merchant Discount” means any and all discounts, charges or fees, or other similar amounts assessed by Provider to Wayfair as a condition of financing Products purchased by Wayfair Customers, which Merchant Discount is set forth on Schedule 1 hereto.

(e) “Net Program Revenue” means the net amount of principal financed by customers in approved and completed transactions conducted under the Program during a specific time period, excluding credits, and returns.

(f) “New Customer” means a customer who has not previously completed a transaction with Provider.

(g) “NPI” or “Nonpublic Personal Information” means personally identifiable information of a Wayfair Customer resulting from a transaction, service, or other interaction with Wayfair or Provider and derivatives of such information; but excludes any publicly available information.

(h) “Program” means the financing and/or lease-to-own Services program offered by Provider to Wayfair Customers.

(i) “Provider Program Guidelines” means any and all guidelines, manuals, bulletins, letters, e-mails, or similar communications from Provider to Wayfair intended to provide requirements and/or guidance to Wayfair in connection with the Services which may be revised from time to time in Provider’s sole and absolute discretion, provided that the revised guidelines comply with the requirements of Section 4 hereof.

(j) “Program NPI” means NPI resulting from the Program or the Services.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

(k) “Request” shall be a request by a Wayfair Customer through the Wayfair Portal for potential financing or lease-to-own services.

(l) “Services” means all financing, lease-to-own and other services offered directly or indirectly by Provider to any Wayfair Customer and any related services or assistance Provider provides Wayfair in connection with such Wayfair Customer services, as more particularly described in Provider Program Guidelines, the Wayfair Financing Program Guidelines and on Schedule 1 hereto.

(m) “Third-Party Claim” means any action, suit, proceeding, arbitration, claim or demand that is instituted or asserted by a third party, including a governmental authority, against an Indemnified Party pursuant to which the Indemnified Party makes a claim for indemnification under the Agreement.

(n) “Wayfair Customer” means a customer of Wayfair who makes a Request.

(o) “Wayfair Financing Program Guidelines” means those certain Wayfair Financing Program Guidelines dated on or about the date hereof delivered to Provider as of the date hereof, which Wayfair Financing Program Guidelines shall be permitted to revise from time to time in its sole and absolute discretion, provided that the revised Wayfair Financing Program Guidelines complies with the requirements of Section 4 hereof.

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CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

KATAPULT GROUP, INC.	WAYFAIR LLC

By:	/s/ Derek Medlin	By:	/s/ Larry Lataif
Name:	Derek Medlin	Name:	Larry Lataif
Title:	COO	Title:	Director, Marketing

Date: 11/24/2020	Date: 11/24/2020

Address:	Address:
27 W 24th Street	4 Copley Pl.
Suite 1101	Boston, MA 10010
New York, NY 10010

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

Schedule 1

I.	Services. Provider shall as part of the Services and in accordance with the Wayfair Financing Program Guidelines operate a lease-purchase program pursuant to which Wayfair will sell to Provider certain Products and Provider will simultaneously lease the Products to Wayfair Customers pursuant to a lease-to-own agreement.

II.	Merchant Discount Rate. The amount that Provider shall pay to Wayfair in the event that a Wayfair Customer consummates a lease-purchase transaction with Provider shall be the retail price at which such Product was transacted less a “Merchant Discount Rate” as detailed below.

Merchant Discount Rate
[***]%

III.	Consumer Terms; Customer Paid Fees. The Services as applicable, shall comply with the following:

Key Term	Requirement
Eligible Baskets
[***]	[***]
[***]	[***]
Customer Terms & Customer Paid Fees
Product Type	Lease-to-own
Initial payment due at signing of lease agreement	[***]
Payment Factor	[***]
Minimum Monthly Payment	[***]
Lease duration(s)	[***]
Duration of active offer	[***]
[90]-day Early Purchase Option	[***]
Late Payment Fees	[***]
Returned Payment Fees	[***]

Changes to the above Customer Terms and Fees can be modified in writing if mutually agreed upon by both Wayfair and Provider or if required by law.